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                                                                    Exhibit 99.4


                                  TEVECAP S.A.
                            Offer for all Outstanding
             12 5/8% Senior Notes Due 2004 and Subsidiary Guarantees
                           in Exchange for Registered
             12 5/8% Senior Notes due 2004 and Subsidiary Guarantees

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THE REGISTERED EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON
_________ __, 1997 (UNLESS EXTENDED) (THE "EXPIRATION DATE"). TENDERED OLD SECURITIES (AS DEFINED BELOW) MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE OF THE REGISTERED EXCHANGE OFFER.
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To Our Clients:

      Enclosed for your consideration is a Prospectus, dated ________ __, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Registered Exchange Offer") of Tevecap S.A. (Tevecap) to exchange an aggregate principal amount of up to $250,000,000 of its 12 5/8% Senior Notes Due 2004 and Subsidiary Guarantees (the "Exchange Notes") together with the Subsidiary Guarantees (as defined in the Prospectus and together with the Exchange Notes, the "Exchange Securities") which have been registered under the Securities Act of 1933 pursuant to a Registration Statement of which the Prospectus constitutes a part for a like principal amount of its outstanding 12 5/8% Senior Notes due 2004 (the "Old Notes") of which $250,000,000 aggregate principal amount is outstanding, together with the Subsidiary Guarantees of the Old Notes (such Subsidiary Guarantees together with the Old Notes, the "Old Securities") upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Securities are being offered to satisfy certain obligations of Tevecap under the Purchase Agreement, dated as of November 21, 1996, between Tevecap, the Guarantors (as defined in the Prospectus) and the initial purchasers of the Old Securities (the "Initial Purchasers") and the Exchange and Registration Rights Agreement, dated November 26, 1996, among Tevecap, the Guarantors and the Initial Purchasers.

      Holders of Old Securities who cannot deliver all required documents to the Exchange Agent on or prior to the Expiration Date (as defined below), or who cannot complete the procedures for book-entry transfer on a timely basis, must follow guaranteed delivery described in the Prospectus under "The Registered Exchange Offer -- Guaranteed Delivery Procedures."

      This material is being forwarded to you as the beneficial owner of the Old Securities carried by us in your account but not registered in your name. A tender of such Old Securities may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

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      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Registered Exchange Offer. The Registered Exchange Offer will expire at 5:00 p.m., New York City time, on _________ __, 1997, unless extended by Tevecap. Any Old Notes tendered pursuant to the Registered Exchange Offer may be withdrawn at any time before the Expiration Date.

      Your attention is directed to the following:

      1. The Registered Exchange Offer is for any and all Old Securities.

      2. Any transfer taxes incident to the transfer of Old Securities from the holder to Tevecap will be paid by Tevecap, except as otherwise provided in Instruction 9 of the Letter of Transmittal.

      3. The Registered Exchange Offer expires at 5:00 p.m., New York City time, on ________ __, 1997 (unless extended by Tevecap) or the date on which 100% of the Old Securities are validly tendered and not withdrawn.

      If you wish to have us tender your Old Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Old Securities held by us and registered in our name for your account or benefit.

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                          INSTRUCTIONS WITH RESPECT TO
                          THE REGISTERED EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Registered Exchange Offer made by Tevecap S.A. with respect to its Old Securities.

      This will instruct you to tender the Old Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

      Please tender the Old Securities held by you for my account as indicated below:


                                    Aggregate Principal Amount of Old Notes with
                                    Subsidiary Guarantees
                                    --------------------------------------------
12 5/8% Senior Notes Due 2004...... ____________________________________________

o     Please do not tender any Old
      Securities held by you for my
      account.
Dated:  ____________________, 1997 ___________________________________________

                                   ___________________________________________
                                                     Signature(s)

                                   ___________________________________________

                                   ___________________________________________

                                   ___________________________________________
                                                Please print name(s) here

                                   ___________________________________________

                                   ___________________________________________
                                                     Address(es)

                                   ___________________________________________
                                            Area Code and Telephone Number

                                   ___________________________________________
                                            Tax Identification or Social
                                                    Security No(s).

      None of the Old Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Securities held by us for your account.